                                AMENDMENT NO. 2
                                      TO
                        REAL ESTATE PURCHASE AGREEMENT

     THIS AMENDMENT NO. 2 TO REAL ESTATE PURCHASE AGREEMENT (this "Amendment") is made and entered into this 16th day of June, 1997, among T&B LEASING, a North Carolina general partnership ("Seller"); THOMAS FICKLING and WILLIAM PRENTICE (collectively referred to as the "Partners"), CASTLE PROPERTIES, L.L.C., a Delaware limited liability company ("Purchaser") and NATIONAL RESTAURANT ENTERPRISES, INC. d/b/a AMERIKING CORPORATION, a Delaware corporation ("NRE").

                               R E C I T A L S:

     WHEREAS, Seller, the Partners and Purchaser entered into a Real Estate Purchase Agreement, dated March 7, 1997, and an Amendment No. 1 thereto, dated April 8, 1997 (as amended, the "Agreement");

     WHEREAS, the parties desire to amend the Agreement to more closely reflect the parties' intentions.

     NOW THEREFORE, in consideration of the Recitals, which shall be deemed to be a substantive part of this Amendment, and the mutual covenants, promises, agreements, representations and warranties contained in this Amendment, the parties hereto do hereby covenant, promise, agree, represent and warrant as follows:

     1. Assignment. Purchaser hereby assigns the Agreement, as amended by this Amendment, and all rights and obligations thereunder, to NRE, and each and every reference to Purchaser (other than in this Section 1) in the Agreement, as amended by this Amendment, shall be deemed to refer to NRE. NRE hereby accepts such assignment.

     2. Purchase Price Amended. The parties hereto agree that the Purchase Price is hereby amended to be Ten Million Four Hundred Ten Thousand Six Hundred Eighty Six and no/100 Dollars ($10,410,686.00).

     3. Removal of Store 2860. The parties hereto acknowledge that the Real Estate does not and shall not include the Land or Improvements, commonly known as 1672 Owen Drive, Fayetteville, North Carolina, upon and in which is situated Burger King Store No. 2860, which Land and Improvements are owned by a third party.

     4. Scope. To the extent not amended or modified herein, the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment, with the intention of making it a valid and binding instrument, on the date first above written.

                                           Seller:

                                           T&B LEASING GENERAL PARTNERSHIP


                                           By:_________________________________
                                           W. Thomas Fickling, General Partner

                                           General Partners:


                                           ____________________________________
                                           Thomas Fickling


                                           ____________________________________
                                           William Prentice

                                 Purchaser:

                                 CASTLE PROPERTIES, L.L.C.


                                 By:
                                    --------------------------------------------
                                      Lawrence E. Jaro, Manager


                                 NRE:

                                 NATIONAL RESTAURANT ENTERPRISES, INC.
                                 d/b/a AMERIKING CORPORATION


                                 By:
                                    --------------------------------------------
                                      Lawrence E. Jaro, Chief Executive Officer


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